Exhibit A

To

The Advisory and Service Contract

Between

Wasatch Funds Trust and

Wasatch Advisors LP

Series	Effective Date	Initial Period End	Annual Advisory Fee
Wasatch Core Growth Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Emerging India Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch Emerging Markets Select Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Emerging Markets Small Cap Fund	February 22, 2023	January 31, 2024	1.65%
Wasatch Frontier Emerging Small Countries Fund	February 22, 2023	January 31, 2024	1.65%
Wasatch Global Opportunities Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch Global Select Fund	February 22, 2023	January 31, 2024	0.85%
Wasatch Global Value Fund	February 22, 2023	January 31, 2024	0.90%
Wasatch Greater China Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch International Growth Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch International Opportunities Fund	February 22, 2023	January 31, 2024	1.75%
Wasatch International Select Fund	February 22, 2023	January 31, 2024	0.80%
Wasatch Long/Short Alpha Fund	February 22, 2023	January 31, 2024	1.25%
Wasatch Micro Cap Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch Micro Cap Value Fund	February 22, 2023	January 31, 2024	1.50%
Wasatch Small Cap Growth Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Small Cap Value Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch Ultra Growth Fund	February 22, 2023	January 31, 2024	1.00%
Wasatch U.S. Select Fund	February 22, 2023	January 31, 2024	0.75%
Wasatch-Hoisington U.S. Treasury Fund	February 22, 2023	January 31, 2024	0.50%
Wasatch International Value Fund	August 14, 2024	January 31, 2026	0.80%

Amended as of August 14, 2024

Wasatch Funds Trust By: /s/ Eric S. Bergeson Name: Eric S. Bergeson Title: President	Wasatch Advisors LP By:/s/ Mike Yeates Name: Mike Yeates Title: Chief Financial Officer